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                                                                    Exhibit 99.1

aaiPharma Inc. Announces First Quarter 2001 Financial Results and Specialty Pharmaceutical Accomplishments

         -        TOTAL REVENUES UP 20%

         -        REVENUES FROM ROYALTIES AND FEES GREW OVER 70%

         -        GROSS MARGIN INCREASED NEARLY 16%

         -        E.P.S. UP SIGNIFICANTLY TO $0.05

         - NEOSAN ESTABLISHED AS AAIPHARMA'S SPECIALTY PHARMACEUTICAL STRATEGIC BUSINESS UNIT

WILMINGTON N.C., MAY 2, 2001 - AAIPHARMA INC. (NASDAQ:AAII) today announced financial results for the first quarter ended March 31, 2001.

Financial Review:

Total revenues increased 20% to $30.2 million compared to total revenues of $25.1 million in the first quarter of 2000. Research revenues, from aaiPharma's AAI International business unit, increased 11% to $22.7 million. Pharmaceutical product sales increased by 50% from $2.5 million to $3.8 million. Product development revenues, which include royalties and fees, grew by 73% to $3.7 million. The product development revenues include contributions from royalty agreements, which increased nearly 70% to $2.6 million. Net income grew to $0.8 million, or $0.05 per diluted share, compared with a net loss of $0.3 million, or ($0.01) per diluted share, after the cumulative effect of a change in accounting principle (SAB 101).

Gross margin for the first quarter of 2001 rose 16% to $14.7 million compared to $12.7 million in the year ago period, reflecting a higher revenue contribution from royalties and fees. Selling, general and administrative expenses increased significantly due to the costs associated with the continued build-out of the Company's pharmaceutical product marketing organization and additional reserves on customer balances. Research and development expenses for the quarter were $2.3 million, or 8% of revenues.

Strategic Overview:

WHEN AAIPHARMA COMPLETED ITS INITIAL PUBLIC OFFERING (IPO) IN 1996, PLANS WERE IMPLEMENTED TO ADD SEVERAL PHARMACEUTICAL DEVELOPMENT CAPABILITIES IN ORDER TO COMPLETE BUILDING A SEAMLESS DRUG DEVELOPMENT SYSTEM. IN THE FIRST HALF OF 1999, THE COMPANY STRENGTHENED ITS CLINICAL RESEARCH CAPABILITIES THROUGH A STRATEGIC MERGER. IN


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PARALLEL TO EXPANDING CAPABILITIES COVERING THE ENTIRE DEVELOPMENT PATHWAY, A
SIGNIFICANT R&D PROGRAM WAS INITIATED. ALMOST 10% OF TOTAL REVENUES HAVE BEEN INVESTED IN COMPANY-FUNDED R&D PROGRAMS SINCE THE IPO.

THE COMPANY'S STRATEGY IS TO LEVERAGE THE INTELLECTUAL PROPERTY, R&D EXPERIENCE, AND CUSTOMER RELATIONSHIPS IT HAS DEVELOPED THROUGH ITS PRODUCT LIFE CYCLE MANAGEMENT (PLCM) EFFORTS TO TRANSFORM ITSELF INTO A FULLY INTEGRATED SPECIALTY PHARMACEUTICAL FIRM. THE STRATEGY IS TO PARTNER WITH MAJOR BRANDED PHARMACEUTICAL COMPANIES ON PRODUCTS THAT ARE CONSIDERED VITAL TO THEIR COMPETITIVE POSITION, AND ACQUIRE THOSE THAT ARE NOT.

IN 2000 AND THE FIRST QUARTER OF 2001, AAIPHARMA CONTINUED TO EXECUTE ON THIS PLAN. THE COMPANY EXPANDED ITS RESEARCH PARTNERSHIPS WITH PROGRAMS THAT ARE DESIGNED TO INCLUDE SIGNIFICANT ROYALTY STREAMS. THREE SUCH PROGRAMS HAVE BEEN LICENSED TO MAJOR PHARMACEUTICAL COMPANIES IN THE FIELDS OF PROTON PUMP INHIBITORS, SSRI ANTIDEPRESSANTS, AND ALLERGIC RHINITIS.

A REALIGNMENT OF RESOURCES, FOCUSED ON KEY STRATEGIC AREAS OF THE BUSINESS, WAS ACCOMPLISHED IN THE FIRST QUARTER OF 2001. AAIPHARMA ADDED EXPERIENCED MANAGEMENT IN PHARMACEUTICAL SALES AND MARKETING, ALONG WITH EXECUTIVE LEADERSHIP IN COMMERCIAL PHARMACEUTICAL OPERATIONS. THIS FOCUSING OF MANAGEMENT INTO THREE STRATEGIC BUSINESS UNITS (SPECIALTY PHARMACEUTICALS, DELIVERY SYSTEMS AND DRUG RESEARCH, AND CONTRACT RESEARCH PARTNERSHIPS) LEVERAGES 21 YEARS OF EXPERIENCE AND RELATIONSHIPS INTO HIGH MARGIN BUSINESS OPPORTUNITIES.

THE COMPANY IS NOW UNIQUELY POSITIONED TO ACCELERATE GROWTH AND PROFITS BY ACQUIRING, IMPROVING, AND MARKETING MATURE PHARMACEUTICAL PRODUCTS USING ITS PROPRIETARY PLCM TECHNIQUES. IN THE NEAR TERM, AAIPHARMA INTENDS TO ACQUIRE PRODUCT LINES IN SPECIFIC AND WELL UNDERSTOOD THERAPEUTIC AREAS, ADD BOTH MARKETING AND SCIENTIFIC VALUE TO THEM, AND EXPAND SALES AND EARNINGS ACCORDINGLY.

ADDITIONALLY, AAIPHARMA PLANS TO ACQUIRE AND COMMERCIALIZE PROMISING RESEARCH PROGRAMS FROM ITS CURRENT CLIENT BASE. THE COMPANY'S R&D EFFORTS ARE TARGETED TO ADD INTELLECTUAL PROPERTIES IN BOTH DRUG DELIVERY TECHNOLOGIES AND PRODUCT AREAS.

AAIPHARMA WILL ALSO GROW ITS CONTRACT RESEARCH CAPABILITIES IN ORDER TO MAINTAIN ITS STRONG RELATIONSHIPS WITH ITS PHARMACEUTICAL PARTNERS, AND GENERATE CASH FLOWS THAT OFFSET TRADITIONAL PHARMACEUTICAL COMPANY OVERHEADS. AS A CONSEQUENCE OF THESE OVERALL STRATEGIES, THE COMPANY ANTICIPATES SIGNIFICANT REVENUE INCREASES AND CORRESPONDING GROWTH IN EARNINGS IN 2001.

R&D PIPELINE HIGHLIGHTS:

aaiPharma's Research and Development strategic business unit reported the following achievements:


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-        Significant advancement in its Proton Pump Inhibitor (PPI) development program and associated intellectual property,

- Attainment of the second contractual milestone in the development of the fexofenadine/pseudoephedrine combination product, utilizing the ProSlo(TM) osmotic delivery system,

- Successful FDA review of the Phase III protocol for ProSorb(R)-D pain management product,

- Significant advancement in the SSRI antidepressant PLCM program and associated intellectual property, and

- In-licensing of four new chemical entities for pre-clinical investigations.

Specialty Pharmaceutical Highlights:

AAIPHARMA REPORTED THE FOLLOWING ACCOMPLISHMENTS BY NEOSAN, ITS NEWLY CREATED SPECIALTY PHARMACEUTICAL STRATEGIC BUSINESS UNIT:

-        APPOINTMENT OF EXPERIENCED PHARMACEUTICAL COMMERCIALIZATION MANAGEMENT
         TEAM,

-        ESTABLISHMENT OF SCIENTIFIC SALES ORGANIZATION,

-        ADDITION OF IN-HOUSE PHARMACEUTICAL PRODUCT MARKETING ORGANIZATION, AND

- NEGOTIATIONS WITH CURRENT CLIENT BASE REGARDING MULTIPLE PRODUCT ACQUISITIONS FOR NEOSAN.

Commenting on these results, Dr. Fred Sancilio, Chairman and Chief Executive Officer of aaiPharma, stated, "I am very pleased with the performance in the first quarter as we continue our transition to a unique specialty pharmaceutical product and service company. We made significant progress toward our goals by strengthening our intellectual property position and by receiving one PLCM patent protecting our flutamide product. Coincidental with the receipt of this patent, we received FDA approval, through our marketing partner, on our flutamide product. We also filed six additional PLCM patents in the quarter on major branded drug products, and we concluded yet another PLCM licensing agreement on a `blockbuster' branded product."

"Product development revenues increased over 70% from prior-year levels, and grew as a percentage of net revenues to 12% from 9% a year ago. The first quarter also saw our research revenues grow significantly. In both cases, aaiPharma benefited from our strong relationships with major pharmaceutical manufacturers, the strength and reputation of our R&D capabilities, and the value of our intellectual property. In addition, our focus on cash management and cost control enabled us to pay down debt and fund our R&D efforts without diluting our shareholders," continued Dr. Sancilio.

In conclusion, Dr. Sancilio said, "Looking ahead, we see our strategy unfolding as planned. We intend to:


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         -        Continue to focus management on optimizing profitability of our existing businesses,

         - Add significant intellectual properties to our research pipeline of products and delivery systems,

         - Acquire our own line of branded `niche' products from our clients, leveraging our IP, experience, and relationships, and

         - Add a significant `niche'-oriented pharmaceutical sales presence in targeted therapeutic areas."

In conjunction with this release, Dr. Frederick D. Sancilio, Chief Executive Officer, and William L. Ginna, Chief Financial Officer, will host a conference call which will be broadcast live over the Internet today at 8:30 a.m. Eastern Daylight Time. The broadcast will be hosted on the Company's web site located at www.aaipharma.com.

Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the Internet broadcast.

About aaiPharma

aaiPharma is an experienced leader in pharmaceutical research and development, uniquely positioned to leverage its long-term businesses and partnerships with major pharmaceutical companies into new product opportunities. Using its proprietary drug delivery technologies as well as its expertise in chemistry, the Company offers a capability to focus on the development, enhancement, and commercialization of mature and branded pharmaceutical products. For more information on aaiPharma, please visit www.aaipharma.com.

Forward-Looking Statements

Information in this press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934, including the statements by Dr. Sancilio and the statements pertaining to partnering and PLCM and other contracts with major pharmaceutical companies; product and research program acquisitions; product improvements through leveraging of the Company's expertise, intellectual property and customer relationships; future product sales; programs designed to generate significant royalties; obtaining and using valuable and enforceable patents; positioning to accelerate growth and profits; and anticipated future revenues, growth, cash flows, profitability and commercial success. These statements involve risks and uncertainties that could cause actual results to differ materially, including, without limitation, risks and uncertainties pertaining to aaiPharma's and its business units' ability to successfully find, acquire, finance, develop, improve, enhance the efficacy of, maximize the franchise value of, extend product life cycles of, conduct successful research on, re-energize, refocus, renew marketing of, and sell, on a commercially profitable basis, pharmaceutical products without adversely affecting its client relationships or business opportunities; to successfully acquire, use and commercialize necessary technologies and


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research programs; to obtain, use, enforce and license valid and commercially valuable patents; to obtain additional profitable PLCM and other contracts with major pharmaceutical companies for significant royalties and other consideration; and on the commercial success of the contemplated products. Additional factors that may cause the actual results to differ materially are discussed in aaiPharma's recent filings with the Securities and Exchange Commission, including, but not limited to, its registration statement, as amended, its Annual Report on Form 10-K filed with the SEC on April 2, 2001, its Quarterly Report on Form 10-Q filed with the SEC on November 13, 2000, including the exhibits thereof, its Form 8-Ks and its other periodic filings.


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                                 AAIPHARMA INC.
                      Consolidated Statements of Operations
                    (In thousands, except per share amounts)
                                   (unaudited)

                                                                                        Three Months Ended
                                                                                            March 31,
                                                                                      ----------------------
                                                                                        2001          2000
                                                                                      --------      --------
Research revenues:
   Non-clinical                                                                       $ 13,891      $ 13,387
   Clinical                                                                              8,762         6,991
                                                                                      --------      --------
                                                                                        22,653        20,378
Product sales                                                                            3,813         2,549
Product development (royalties & fees)                                                   3,731         2,162
                                                                                      --------      --------
   Total revenues                                                                       30,197        25,089
                                                                                      --------      --------

Operating costs and expenses:
   Direct costs                                                                         15,449        12,355
   Selling, general and administrative                                                  11,225         9,006
   Research and development                                                              2,342         2,638
                                                                                      --------      --------
                                                                                        29,016        23,999
                                                                                      --------      --------

    Income from operations                                                               1,181         1,090

Other income (expense):
   Interest expense                                                                       (383)         (497)
   Other, net                                                                              276           114
                                                                                      --------      --------
                                                                                          (107)         (383)
                                                                                      --------      --------

Income before income taxes and cumulative effect of accounting change                    1,074           707
Provision for income taxes                                                                 258            --
                                                                                      --------      --------

Income before cumulative effect of accounting change                                       816           707

Cumulative effect of a change in accounting
   principle, net of a tax benefit of $495                                                  --          (961)
                                                                                      --------      --------

Net income (loss)                                                                     $    816      $   (254)
                                                                                      ========      ========

Basic earnings (loss) per share
   Income before cumulative effect                                                    $   0.05      $   0.04
   Cumulative effect of accounting change                                                   --         (0.05)
                                                                                      --------      --------


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
Net income (loss)                                                                     $   0.05      $  (0.01)
                                                                                      ========      ========
Weighted average shares outstanding                                                     17,654        17,288
                                                                                      ========      ========

Diluted earnings (loss) per share
   Income before cumulative effect                                                    $   0.05      $   0.04
   Cumulative effect of accounting change                                                   --         (0.05)
                                                                                      --------      --------
Net income (loss)                                                                     $   0.05      $  (0.01)
                                                                                      ========      ========
Weighted average shares outstanding                                                     17,758        17,703
                                                                                      ========      ========


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                                 AAIPHARMA INC.
                           Consolidated Balance Sheets
                                 (In thousands)
                                   (unaudited)

                                                                  March 31,      December 31,
                                                                     2001            2000
                                                                  ----------     ------------

ASSETS

Current assets:
  Cash and cash equivalents                                       $    1,655      $    1,225
  Accounts receivable                                                 29,346          29,447
  Work-in-progress                                                    12,455          11,459
  Prepaid and other current assets                                    11,979          12,746
                                                                  ----------      ----------
          Total current assets                                        55,435          54,877
Property and equipment, net                                           38,438          42,161
Goodwill and other intangibles, net                                   10,585          11,266
Other assets                                                           3,907           3,847
                                                                  ----------      ----------

          Total assets                                            $  108,365      $  112,151
                                                                  ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current maturities of long-term debt
     And short-term debt                                          $   16,040      $   16,884
  Accounts payable                                                     6,285           8,850
  Customer advances                                                   11,090          11,920
  Accrued wages and benefits                                           4,136           2,710
  Other accrued liabilities                                            3,255           3,955
                                                                  ----------      ----------
          Total current liabilities                                   40,806          44,319
Long-term debt, less current portion                                     382             509
Other long-term liabilities                                            1,296           1,602
Stockholders' equity:
  Common stock                                                            18              18
  Paid-in capital                                                     70,399          70,361
  Accumulated deficit                                                 (1,846)         (2,662)
  Accumulated other comprehensive losses                              (2,671)         (1,974)
  Stock subscriptions receivable                                         (19)            (22)
                                                                  ----------      ----------
          Total stockholders' equity                                  65,881          65,721
                                                                  ----------      ----------

          Total liabilities and stockholders' equity              $  108,365      $  112,151
                                                                  ==========      ==========


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                                 AAIPHARMA INC.
                      Consolidated Statements of Cash Flows
                                 (In thousands)
                                   (unaudited)

                                                               Three Months ended March 31,
                                                               ----------------------------
                                                                    2001          2000
                                                                  --------      --------

Net cash provided by (used in) operating activities               $   (686)     $    155
Net cash provided by investing activities                            1,936           377
NET CASH USED IN FINANCING ACTIVITIES                                 (814)         (763)
                                                                  --------      --------

Net increase (decrease) in cash and cash equivalents                   436          (231)
Effect of exchange rate changes on cash                                 (6)          (15)
Cash and cash equivalents, beginning of period                       1,225         1,988
                                                                  --------      --------

Cash and cash equivalents, end of period                          $  1,655      $  1,742
                                                                  ========      ========


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